Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 4 to Registration Statement No. 333-52726 of CII Financial, Inc. on Form S-4 of our report dated February 13, 2001 (except for Note 7, as to which the date is April 16, 2001) appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Summary Historical Financial and Other Data of CII Financial", "Selected Financial and Other Data" and "Experts" in such Prospectus.

/s/DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 18, 2001